Exhibit 10.3.1
3905 – 32nd Street N.E.
Calgary, Alberta T1J7C1
CERAMIC PROTECTION CORPORATION
STOCK OPTION PLAN

1.	Pursuant to the authority granted by a resolution of the Board of Directors of Ceramic Protection Corporation (the “Corporation”) and subsequently adopted by the shareholders of the Corporation at a special meeting of shareholders held on April 26, 2001, a stock option plan (the “Plan”) for employees, officers, directors and consultants of the Corporation or of any subsidiary of the Corporation has been established with the intent of advancing the interests of the Corporation by encouraging and enabling the acquisition of a share interest in the Corporation by the participants.
2.	The Board of Directors, or any committee thereof specifically designated by the Board of Directors to be responsible therefor, shall from time to time by resolution designate those employees, officers, directors and consultants of the Corporation or of any subsidiary of the Corporation, if any, who, in the opinion of the Board of Directors or committee thereof, are largely responsible for the management and growth of the Corporation or of any subsidiary of the Corporation and who, as an additional inducement to promote the best interests of the Corporation, are entitled to participate in the Plan (herein referred to as “Participants”, or singularly as a “Participant”) and shall determine the extent and terms of such participation. The judgment of the Board of Directors, or committee thereof, in designating Participants and the extent of their participation shall be final and conclusive; provided, however, that each designated Participant shall have the right not to participate in the Plan and any decision not to participate therein shall not affect his employment by or engagement with the Corporation. The Board of Directors, or committee thereof, shall be responsible to ensure that Participants under the Plan are eligible to participate under the Plan as an employee, officer, director or consultant of the Corporation or any subsidiary of the Corporation, and, if required by any stock exchange on which the Common Shares are then listed or other regulatory body having jurisdiction, shall represent, confirm and provide evidence of such eligibility as may be required.
3.	The total number of authorized but unissued Common Shares of the Corporation allocated and made available to be granted to Participants under the Plan, together with any authorized but unissued Common Shares reserved but unissued under any previous stock option plan of the Corporation, shall not exceed 750,000 Common Shares. The aggregate number of Common Shares which may be reserved for issuance under the Plan to any one particular Participant shall not exceed five percent (5%) of the issued and outstanding Common Shares of the Corporation at the date of grant. The aggregate number of Common Shares which may be reserved for issuance to “insiders” (as such term is referred to in the policies of the Toronto Stock Exchange) of the

Corporation under the Plan shall not exceed ten percent (10%) of the issued and outstanding Common Shares of the Corporation at the date of grant. Additionally, during any one-year period, the Corporation shall not grant to such insiders a number of Common Shares exceeding ten percent (10%) of outstanding Common Shares of the Corporation, or to any one insider and such insider’s associates, a number of Common Shares exceeding five percent (5%) of the outstanding Common Shares of the Corporation.
4.	Except as provided in paragraph 10 hereof, or by the laws of descent and distribution, the rights of a Participant hereunder are personal to him and are not assignable or transferable.
5.	No resident of the United States of America or any territory or possession thereof may be a Participant unless participation in the Plan is in accordance with, and without violating, any securities or other legislation of the United States of America or any state, territory or possession thereof.
6.	The Board of Directors, or any committee thereof specifically designated by the Board of Directors to be responsible therefor, shall have the unfettered right to interpret the provisions of the Plan and to make such regulations and formulate such administrative provisions for carrying the Plan into effect and to make such changes therein and in the regulations and administrative provisions therein as, from time to time, the Board of Directors or committee thereof deems appropriate and in the best interests of the Corporation; provided, however, that no such changes or amendments may be made to the Plan without any necessary prior written consent of any stock exchange on which the Common Shares of the Corporation may then be listed and posted for trading. The Board of Directors shall also have the unfettered right from time to time and at any time to rescind or terminate the Plan as it shall deem advisable; provided, however, that no such rescission or termination shall impair or change the rights and options theretofore granted under the Plan without the prior written consent of the Participant or Participants affected and any necessary prior written consent of any stock exchange on which the Common Shares of the Corporation may then be listed and posted for trading.
7.	The Corporation shall pay all costs of administering the Plan.
8.	The exercise price of the shares purchased pursuant to stock options granted hereunder shall be not less than that permitted by the applicable regulations and policies of the stock exchange on which the Common Shares of the Corporation are from time to time listed and in no case less than the closing market price of the Common Shares of the Corporation immediately prior to the day of the granting of the stock options, less any discounts as may be permissible, if any.
9.	Each option granted hereunder shall be for a term not exceeding ten (10) years and, unless the Board of Directors or committee thereof determines otherwise, shall be exercisable in whole or in part at any time during the term subject to such vesting provisions, terms, conditions or limitations as are herein contained or as the Board of Directors or committee thereof may from time to time impose in the option or, further, as may be required by any stock exchange on which the Common Shares of the Corporation may then be listed and posted for trading. Each Participant shall execute a

10.	stock option agreement, in such form as may be approved from time to time by the Board of Directors, prior to the grant of any stock option to such Participant becoming effective.

11.	In the event of the death of the Participant while engaged as an employee, officer, director or consultant of the Corporation on or prior to the expiry date of his stock options, any option granted hereunder may be exercised, up to the extent that the Participant was entitled to exercise such option at the date of death of the Participant, by the legal personal representative(s) of the Participant, at any time up to and including one (1) year, unless specified otherwise in the stock option agreement, following the death of the Participant, after which date the option shall forthwith expire and terminate and be of no further force or effect whatsoever.

12.	In the event the Participant’s employment by or engagement with the Corporation is terminated by the Corporation or the Participant for any reason, other than death, the Participant shall have three (3) years in the case of a Participant who is a full time employee of the Corporation and one (1) year in all other cases, subject to such shorter period as may be otherwise specified in the stock option agreement, from the date of such termination to exercise such of the option in respect of which such option has not been previously exercised, up to the extent that the Participant was entitled to exercise such option at the date of termination of the Participant, and thereafter his option shall expire and all rights to purchase shares hereunder shall cease and expire and be of no further force or effect. Options shall not be affected by any change of employment so long as the Participant continues to be employed by the Corporation or any of its subsidiaries, or continues to be a director, officer or consultant of one of the foregoing.
13.	Subject to the provisions of the Plan, the options granted hereunder may be exercised from time to time by delivery to the Corporation at its head office of a written notice of exercise specifying the number of Common Shares with respect to which the option is being exercised and accompanied by payment in full of the purchase price of the Common Shares then being purchased by way of cash or certified cheque in favor of the Corporation. Such notice shall contain the Participant’s undertaking to comply, to the satisfaction of the Corporation and its counsel, with all applicable requirements of any stock exchange or exchanges upon which any securities of the Corporation are from time to time listed and any applicable regulatory authorities.

14.	Subject to the required action by its shareholders, if the Corporation shall be a party to any reorganization, merger, dissolution or sale or lease of all or substantially all its assets, whether or not the Corporation is the surviving entity, an option under the Plan shall be adjusted so as to apply to the securities to which the holder of the number of Common Shares of capital stock of the Corporation subject to the option would have been entitled by reason of such reorganization, merger or sale or lease of all or substantially all of its assets; provided, however, that the Corporation may satisfy any obligations to a Participant hereunder by paying to the said Participant in cash the difference between the exercise price of all unexercised options granted hereunder and the fair market value of the securities to which the Participant would be entitled upon exercise of all unexercised options, regardless of whether all conditions of exercise relating to continuous employment have been satisfied. Adjustments under this paragraph or any determinations as to the fair market value of any securities shall be made by the Board of Directors, or any committee thereof specifically designated by

15.	the Board of Directors to be responsible therefor, and any reasonable determination made by the said Board or committee thereof shall be binding and conclusive.

16.	In the event of any subdivision or subdivisions of the Common Shares of the Corporation, as said Common Shares were constituted at the time any options granted hereunder were granted, into a greater number of Common Shares, the Corporation will thereafter deliver at the time of exercise thereof, in addition to the number of Common Shares in respect of which the option is then being exercised, such additional number of Common Shares as a result from said subdivision or subdivisions of the Common Shares for which the option is being exercised, without the Participant exercising the option making any additional payment or giving any other consideration therefor.

17.	In the event of any consolidation or consolidations of the Common Shares of the Corporation as said Common Shares were constituted at the time while any options granted hereunder were granted, into a lesser number of Common Shares, the Participant shall accept, at the time of the exercise thereof, in lieu of the number of Common Shares in respect of which the option is then being exercised, the lesser number of Common Shares as a result from such consolidation or consolidations of the Common Shares for which the option is being exercised.

18.	In the event of any change of the Common Shares of the Corporation, as said Common Shares are constituted at the time while any options granted hereunder were granted, the Corporation shall thereafter deliver at the time of the exercise thereof the number of securities of the appropriate class resulting from the said change as the Participant exercising the option would have been entitled to receive in respect of the number of securities so purchased had the option been exercised before such change, subject to regulatory approval.

19.	The Corporation shall not be obligated to issue fractional securities in satisfaction of any of its obligations hereunder.

20.	If at any time the Corporation grants to the holders of its capital stock rights to subscribe for and purchase pro rata additional securities of the Corporation or of any other corporation or entity, there shall be no adjustments made to the number of Common Shares or other securities subject to the option in consequence thereof and the said stock option of the Participant shall remain unaffected.
IN WITNESS WHEREOF the Corporation has caused its corporate seal to be affixed hereto in the presence of its officers duly authorized in that behalf as of April 26, 2001.

CERAMIC PROTECTION CORPORATION
Per:	/s/ Ron Wallace
RON WALLACE

Per:	/s/ Larry Moeller
LARRY MOELLER